                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

            We consent to the  incorporation  by reference to Amendment 2 in the
Registration  Statement on Form 4 of our audit  report  dated  February 14, 2003 relating to the 2002 consolidated  financial  statement of Empire Resorts,  Inc.
(formerly Alpha Hospitality Corporation),  which appears in the Company's annual report on Form 10-KSB for the year ended  December 31,  2002,  as filed with the
Securities and Exchange Commission on February 19, 2003, and to the reference to our firm under the caption "Experts" in this registration statement.

                                             /s/ Friedman Alpren & Green LLP

New York, New York
November 26, 2003